FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2009

TELEPHONE AND DATA SYSTEMS, INC.

(Exact name of registrant as specified in their charter)

Delaware (State or other jurisdiction of incorporation)	001-14157 (Commission File Number)	36-2669023 (I.R.S. Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois (Address of principal executive offices)		60602 (Zip Code)

Registrant’s telephone number, including area code:  (312) 630-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

This Form 8-K is being filed to provide information with respect to the amendment of the following documents with respect to officers of Telephone and Data Systems, Inc. (“TDS”) and its subsidiary, United States Cellular Corporation (“U.S. Cellular”), pursuant to paragraph (e) of Item 5.02 of Form 8-K:

1.             Guidelines for the Determination of Annual Bonus for President and Chief Executive Officer of TDS (“TDS CEO Bonus Guidelines”)

As disclosed in TDS’ Current Report on Form 8-K dated November 19, 2008, TDS approved the TDS CEO Bonus Guidelines on such date.

On November 18, 2009, the TDS Compensation Committee approved amendments to such guidelines to provide that, to the extent and only to the extent that any bonus is paid for a performance year, such bonus shall be deemed to have been earned on December 31 of that performance year.

A copy of the amended and restated guidelines is filed herewith as Exhibit 10.1.

2.             Guidelines for the Determination of Annual Bonus for Chairman Emeritus of TDS (“TDS Chairman Emeritus Bonus Guidelines”)

As disclosed in TDS’ Current Report on Form 8-K dated November 19, 2008, TDS approved the TDS Chairman Emeritus Bonus Guidelines on such date.

On November 18, 2009, the TDS Compensation Committee approved amendments to such guidelines to provide that, to the extent and only to the extent that any bonus is paid for a performance year, such bonus shall be deemed to have been earned on December 31 of that performance year.

A copy of the amended and restated guidelines is filed herewith as Exhibit 10.2.

3.             Guidelines and Procedures for TDS Officer Bonuses (“TDS Officer Bonus Guidelines”)

On June 4, 2007, TDS established the TDS Officer Bonus Guidelines, which guidelines were filed as Exhibit 10.1 to TDS’s Form 10-Q for the quarter ended March 31, 2007.  As disclosed in TDS’ Current Report on Form 8-K dated November 19, 2008, TDS amended the TDS Officer Bonus Guidelines on such date.

On November 18, 2009, the TDS Compensation Committee and President and CEO of TDS approved amendments to such guidelines to provide that, to the extent and only to the extent that any bonus is paid for a performance year, such bonus shall be deemed to have been earned on December 31 of that performance year.  In addition, the amendments specify that, notwithstanding any other provision of the guidelines, 100% of the bonus is discretionary, and that negative discretion may be used to reduce the portion of any bonus calculated pursuant to the guidelines with respect to company performance.  The amendments also specify that no bonus shall be paid unless the officer remains employed through the actual bonus payout date unless otherwise approved in the discretion of the President and CEO of TDS.  The amendments also clarify to which officers the guidelines apply, and specify which officers’ bonuses are approved by the TDS Compensation Committee and which officers’ bonuses are approved by the President and CEO of TDS (or such other TDS officer to whom the President and CEO of TDS delegates such authority).

A copy of the amended and restated guidelines is filed herewith as Exhibit 10.3.

4.             Guidelines for the Determination of Annual Bonus for President and Chief Executive Officer of U.S. Cellular (“U.S. Cellular CEO Bonus Guidelines”)

As disclosed in U.S. Cellular’s Current Report on Form 8-K dated November 25, 2008, the Chairman of U.S. Cellular approved the CEO Bonus Guidelines on such date.

On November 18, 2009, the Chairman of U.S. Cellular approved amendments to such guidelines to provide that, to the extent and only to the extent that any bonus is paid for a performance year, such bonus shall be deemed to have been earned on December 31 of that performance year.

A copy of the amended and restated guidelines is incorporated herein as Exhibit 10.4.

The foregoing descriptions are qualified by reference to the forms of such documents which are attached hereto as Exhibits and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

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SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date:	November 20, 2009

By:	/s/ Douglas D. Shuma
Douglas D. Shuma Senior Vice President and Corporate Controller

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description
10.1	Amended and Restated Guidelines for the Determination of Annual Bonus for President and Chief Executive Officer of TDS

10.2	Amended and Restated Guidelines for the Determination of Annual Bonus for Chairman Emeritus of TDS

10.3	Amended and Restated Guidelines and Procedures for TDS Officer Bonuses

10.4

Amended and Restated Guidelines for the Determination of Annual Bonus for President and Chief Executive Officer of U.S. Cellular, is hereby incorporated by reference to Exhibit 10.2 to U.S. Cellular’s Form 8-K dated November 18, 2009